U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                   REGISTRATION STATEMENT UNDER THE SECURITIES
                             ACT OF 1933, AS AMENDED

                                XINHUA CHINA LTD.
                                -----------------
        (Exact name of small business issuer as specified in its charter)

            NEVADA                                               88-0437644
           -------                                               ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation of organization)                               Identification No.)

                          B-26F Oriental Kenzo, No. 48
                        Dongzhimenwai, Dongcheng District
                           Beijing, P.R. China 100027
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                    (Address of Principal Executive Offices)

                              Camden Mines Limited
                              --------------------
                    (Former name, address and fiscal year, if
                           changed since last report)

                      2004 Stock Option and Incentive Plan
                      ------------------------------------
                            (Full title of the plan)

                                  Devlin Jensen
                             Barristers & Solicitors
                         555 W. Hastings St., Suite 2550
                           Vancouver, British Columbia
                                 Canada V6B 4N5
                           Attention: Michael Shannon
                      -------------------------------------
                     (Name and address of agent for service)

                                  604.684.2550
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                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE
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                                Proposed      Proposed
Title of                        maximum       maximum
Securities       Amount         offering      aggregate       Amount of
To be            to be          price         offering        registration
Registered       Registered     per share     price           fee
                                                 (1)              (2)
Common Stock     10,000,000     $4.53         $45,300,000     $5,331.81
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(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The

Proposed Maximum Offering Price Per Share was determined by the Board of Directors using the average of the market price over the last five trading days prior to the date of filing this registration statement, which was $4.53. As of the date of this registration statement (the "Registration Statement") 4,300,000 stock options (the "Stock Options") have been issued by the Company under its present "Stock Option Plan" (the "Stock Option Plan") and only 10,000,000 of the 20,000,000 stock options under the Stock Option Plan are being registered in accordance with this Registration Statement.

(2) This Registration Statement relates to such indeterminate number of additional shares of common stock of the Company (the "Common Stock") as may be issuable as a result of stock splits, stock dividends or similar transactions.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.
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ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
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The following documents, filed with or furnished to the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

     (i) the latest annual report of the Company filed on Form 10-KSB pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (ii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-KSB referred to in (a) above;

     (iii) the registration statement of the Company filed on Form SB-2, as amended, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and Form 8-A pursuant to Section 12(g) of the Exchange Act; and

     (iv) the description of securities which is contained in the registration statement on Form SB-2 filed by the Company pursuant the Securities Act and Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which either indicates that all securities offered have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.
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The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
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None of the experts named in this Registration Statement as having prepared or certified a report, or counsel for the Company named in this Registration Statement as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration of offering of such securities, have or will receive in connection with the offering a substantial interest, direct or indirect, in the Company or its subsidiary, if any, nor was connected with the Company or its subsidiary, if any, as a promoter, managing underwriter, voting trustee, director, officer or employee.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
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Section  78.7502  of  the  Nevada  Revised  Statutes  contains   provisions  for
indemnification of the officers and directors of the Company. Nevada law provides for indemnification (which may eliminate any personal liability of a director to the Company or its shareholders for monetary damages for gross negligence or lack of care in carrying out the director's fiduciary duties) if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. A director or officer may be indemnified as to any matter in which he successfully defends himself.

The officers and directors of the Company are accountable to the shareholders of the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs.

A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where the Company has failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company due to a breach of a fiduciary duty by an officer or director of the Company in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from the Company.

Pursuant to the Company's Articles of Incorporation and Bylaws, the Company may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, the Company may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, the Company must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

At present, there is no pending litigation or proceeding involving a director or executive officers of the Company as to which indemnification is being sought.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
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In the event certain Stock Options issued under the Stock Option Plan are not registered pursuant to this Registration Statement, the shares of Common Stock to be issued pursuant to an exercise of such Stock Options shall be issued in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale", or under Regulation S of the Securities Act as an offshore transaction that was negotiated outside of the United States.

ITEM 8. EXHIBITS.
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The following documents are filed as exhibits to this Registration Statement:

     5.1 Opinion of Stepp Law Group, as special counsel to the Company, regarding the legality of the securities being registered.

     23.1 Consent of Stepp Law Group, as special counsel to the Company, included in the Opinion as exhibit 5.1.

     23.2 Consent of Manning Elliott as independent public accountants.

     99.1 Stock Option Plan.

ITEM 9. UNDERTAKINGS.
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The undersigned Company (herein the "Registrant") hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee.

The undersigned Registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, if applicable, to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES.
                                   -----------

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on April 5, 2005.

                                        XINHUA CHINA LTD.

                                        By: /s/ Xianping Wang
                                           ---------------------------
                                            Xianping, President
                                            and CEO

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacity and on the date indicated.


Signature                          Title                           Date
---------                          -----                           ----

                                   Director                        April 5, 2005
/s/ Xianping Wang
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Xianping Wang

                                   CFO and Director                April 5, 2005
/s/ Henry Jung
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Henry Jung

                                   Secretary, Treasurer            April 5, 2005
/s/ Reg Handford                   and Director
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Reg Handford

                                   Director                        April 5, 2005
/s/ Edward Wong
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Edward Wong

                                   Director                        April 5, 2005
/s/ Peter Shandro
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Peter Shandro